Exhibit 99.1

Intellia Therapeutics Names Moncef Slaoui, Ph.D. and Frank Verwiel, M.D. to Its

Board of Directors and Establishes a Science and Technology Committee

CAMBRIDGE, MASS. – July 24, 2017 (GLOBE NEWSWIRE) – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading genome editing company focused on the development of potentially curative therapeutics using CRISPR technology, announced today the appointment of Moncef Slaoui, Ph.D. and Frank Verwiel, M.D. to its Board of Directors. Drs. Slaoui and Verwiel will begin Board responsibilities effective immediately. Intellia’s Board of Directors also is establishing a Science and Technology Committee, which will be chaired by Dr. Slaoui. Additionally, Carl L. Gordon, Ph.D., CFA, General Partner, OrbiMed Advisors, LLC, has informed the Company of his resignation from the Intellia Board of Directors effective at that close of business on July 25, 2017.

“We are very pleased to welcome Drs. Slaoui and Verwiel to our Board of Directors. They bring decades of scientific, operational, business and strategic experience in the pharmaceutical and biotech industries to Intellia. We look forward to their guidance as we continue to advance our genome editing technology to patients,” said Perry Karsen, Chair of the Board of Directors, Intellia Therapeutics. “On behalf of the Board of Directors, I want to thank Carl Gordon for his leadership in establishing Intellia and for all of his contributions to the Company.”

Dr. Moncef Slaoui brings more than 30 years of experience in pharmaceutical drug research and development, new product launches and business development to Intellia’s Board of Directors

Dr. Moncef Slaoui recently retired as Chairman of Vaccines at GlaxoSmithKline (GSK), where he also served on the company’s executive team and board of directors for eleven years. During his nearly 30-year career at GSK, he amassed significant expertise in drug discovery and development, business development, new product development and commercial organizations. Dr. Slaoui led the global integration of Novartis’ vaccine unit into GSK. Dr. Slaoui was chairman of GSK’s global R&D organization for eight years, bringing improved productivity with more than 30 phase 3 programs, and re-organizing drug discovery to accommodate 38 focused discovery performance units in the company. Additionally, Dr. Slaoui was responsible for GSK’s venture capital arm, SR One, and other venture capital partnerships.

Dr. Slaoui led the company’s bioelectronics R&D strategy, including the launch of Galvani Bioelectronics, a company where he remains Chairman of the board of directors.

Dr. Slaoui has authored more than 100 scientific papers and presentations and served on the board of directors for the Pharmaceutical Research and Manufacturers of America’s Foundation, the Biotechnology Innovation Organization’s board of directors, and was a member of the National Institutes of Health’s Advisory Committee until 2016. Currently, he is a member of the Advisory Board for the Qatar Foundation.

Dr. Slaoui received his Ph.D. in Molecular Biology and Immunology from the Université libre de Bruxelles Belgium and completed post-doctoral studies at Harvard Medical School and Tufts University of Medicine in Boston.

Dr. Frank Verwiel brings more than 25 years of strategic, operational and international expertise in the biotechnology and pharmaceutical industries and over a decade of industry board experience

Dr. Verwiel possesses significant biotech and pharmaceutical experience, having been the president and CEO of Aptalis Pharma Inc., prior to its acquisition in 2014 by Forest Laboratories. Dr. Verwiel also was a vice president at Merck & Co., where he led the global hypertension franchise. He also served as the general manager of Merck Sharpe Dohme’s operations in the Netherlands. He held numerous leadership positions in the commercial organization at Servier Laboratories.

Dr. Verwiel currently serves as chairman of the board of directors of ObsEva SA, a biopharmaceutical company focused on women’s reproductive health. Dr. Verwiel holds membership and committee chair positions on the boards of AveXis, Inc., Achillion Pharmaceuticals, Inc. and Bavarian Nordic A/S. Previously, he served on the board of directors of Intermune, until its acquisition by Roche in 2014, and the Biotechnology Innovation Organization.

Dr. Verwiel received a doctorate in medicine from Erasmus University in Rotterdam, Netherlands. He received a Masters of Business Administration from the Institut Européen d’Administration des Affaires (INSEAD) in Fontainebleau, France.

New Science and Technology Committee Supports Intellia’s R&D Strategy

In recognition of the company’s advances and opportunities in applying the CRISPR/Cas technology platform, Intellia’s Board of Directors is creating a new committee to the Board, the Science and Technology Committee. This committee will support the Board of Directors in its oversight and advisement of the Company’s research and development activities and scientific strategy. The Science and Technology Committee will be chaired by Dr. Slaoui, given his extensive operational, scientific and industry experience.

“Both Drs. Slaoui and Verwiel have served as board directors for key organizations and were top executives at companies that delivered innovative medicines to patients,” said Nessan Bermingham, Ph.D., Founder and Chief Executive Officer, Intellia Therapeutics. “We value their comprehensive industry knowledge and previous board experiences, which along with the formation of the new Science & Technology Committee, will help shape Intellia as we move forward on our path to the clinic. We thank Carl Gordon for his partnership and OrbiMed’s support of Intellia that enabled our achievements and successes thus far.”

Intellia’s Board of Directors, committees, chairpersons and members include:

•	Chair of the Board: Perry Karsen

•	Board Members: Perry Karsen, Nessan Bermingham, Caroline Dorsa, Jean-François Formela, John Leonard, Moncef Slaoui and Frank Verwiel

•	Audit Committee: Caroline Dorsa (Chair), Jean-François Formela, and Frank Verwiel

•	Compensation Committee: Jean-François Formela (Chair), Caroline Dorsa, Perry Karsen, and Moncef Slaoui

•	Nominating & Corporate Governance Committee: Perry Karsen (Chair), Caroline Dorsa and Frank Verwiel

•	Science & Technology Committee: Moncef Slaoui (Chair), Jean-François Formela and John Leonard

About Intellia Therapeutics

Intellia Therapeutics is a leading genome editing company, focused on the development of proprietary, potentially curative therapeutics using the CRISPR/Cas9 system. Intellia believes the CRISPR/Cas9 technology has the potential to transform medicine by permanently editing disease-associated genes in the human body with a single treatment course. Our combination of deep scientific, technical and clinical development experience, along with our leading intellectual property portfolio, puts us in a unique position to unlock broad therapeutic applications of the CRISPR/Cas9 technology and create a new class of therapeutic products. Learn more about Intellia Therapeutics and CRISPR/Cas9 at intelliatx.com; Follow us on Twitter @intelliatweets.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia Therapeutics undertakes no duty to update this information unless required by law.

Intellia Contacts:

Jennifer Mound Smoter

Senior Vice President, External Affairs & Communications

857-701-1071

jenn.smoter@intelliatx.com

Graeme Bell

Executive Vice President, Chief Financial Officer

857-701-1081

graeme.bell@intelliatx.com